U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

of earliest event reported)

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 16, 2015

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Commission File No. 000-53674

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Revolutionary Concepts, Inc.

(Exact name of small business issuer as specified in its charter)

                                Nevada

   27-0094868

(State or other jurisdiction of

incorporation or organization)

     (IRS Employer Identification No.)

4822 Albermarle Road, Suite 209

Charlotte, NC 28205

 (Address of principal executive offices)

(980) 225-5376

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" “RCI” refer to Revolutionary Concepts, Inc., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Section 8 - Other Events

Item 8.01 Other Events

Settlement of Litigation

On September 24, 2014, Revolutionary Concepts (the Company) filed a Form 8-K and disclosed Revolutionary Concepts Inc.’s global licensee, Eyetalk365, LLC, filed  multiple complaints (“lawsuits”), in the United States District Court for the Western District of North Carolina, Charlotte Division, against four separate companies (the “Defendants”), alleging patent infringement against REVO’s intellectual property. Eyetalk365, LLC is the global licensee for the patents owned by REVO, and has filed the complaints on its own behalf and on behalf of  Revolutionary Concepts Inc.

That Form 8-K disclosed that some of the Defendants, that the complaints were filed against for alleged infringement were AlarmForce NC, Inc., and AlarmForce LP.

On April 15, 2015, (on its own behalf and on behalf of  Revolutionary Concepts Inc.), Eyetalk365, LLC, as Plaintiff and AlarmForce NC, Inc., and AlarmForce LP (collectively, “the Parties”) as Defendants settled the patent infringement lawsuit known as “Eyetalk 365 LLC vs. AlarmForce NC, Inc., and AlarmForce LP,” Civil Action No. 3:14-CV-524, pending in the United States District Court for the Western District of North Carolina, Charlotte Division as to them pursuant to a settlement agreement by and between them. The parties have agreed not to disclose the terms and conditions of the settlement agreement.

Revolutionary Concepts Inc., Safe Harbor Language

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K includes forward-looking statements. Each forward-looking statement contained in this report is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement.  Applicable risks and uncertainties include, among others, the risks identified under the heading “Risk Factors” in REVO’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent Quarterly Reports on Form 10-Q, each as filed with the SEC, as well as the other information we file with the SEC.

In accordance with the SEC guidelines for Fair Disclosure, Regulation FD the Company has disclosed this information. The Company’s position on the disclosure of this is in line with the following;

Definition of Material Nonpublic Information

Material Information. Information is material if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, hold or sell a security. Therefore, any information that could reasonably be expected to affect the price of the security is material. Common examples of material information are:

  •   Projections of future earnings or losses or changes in such projections

  •   Actual changes in financial performance

  •   A pending or prospective joint venture, merger, acquisition, tender offer or financing

  •   A significant sale of assets or disposition of a subsidiary

  •  A gain or loss of a material contract, customer or supplier or material changes in the profitability status of a current contract

  •   Changes in management, other major personnel changes or labor negotiations

  •   Significant increases or decreases in dividends or the declaration of a stock split or the offering of additional securities

  •   Financial liquidity problems

  •   Actual or threatened major litigation, or the resolution thereof

  •   Communications with governmental agencies, such as the SEC.

Both positive and negative information can be material. Because trading that receives scrutiny will be evaluated after the fact with the benefit of hindsight, questions concerning the materiality of particular information should be resolved in favor of materiality, and trading should be avoided.

Item 9.01 Financial Statements and Exhibits.

(d) None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Revolutionary Concepts, Inc.
Date: April 16, 2015	By:	/s/ Ronald Carter

Ronald Carter Chairman and President

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